UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/11/2008

CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13393

Delaware	52-1209792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10750 Columbia Pike, Silver Spring, Maryland 20901
(Address of principal executive offices, including zip code)

301-592-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2008, the Board of Directors of Choice Hotels International, Inc. (the "Company") appointed Scott A. Renschler as a Class III Director for a term expiring at the 2009 Annual Meeting of Shareholders. Mr. Renschler will serve on the Diversity Committee.

Mr. Renschler's compensation for services as director will be consistent with that of the Company's other non-employee directors:

1)        Initial restricted stock grant on February 11, 2008 of 1,512 shares under the Company's 2006 Long Term Incentive Plan ("LTIP")

2)        Annual retainer grants of restricted stock under the Company's LTIP with an economic value of $110,000 (for 2008, Mr. Renschler's grant will be pro rated from the date of election)

The annual retainer grant for 2008 will be granted and priced under the LTIP on April 30, 2008.

The information required by Item 404(a) of Regulation S-K is not yet determined or is unavailable at the time of this filing.

The Company issued a press release announcing Mr. Renschler's election, which is attached as Exhibit 99.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: February 15, 2008	By:	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release